                                                                    EXHIBIT 4.2
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                                ZALE CORPORATION
                            (a Delaware corporation)

                              ZALE DELAWARE, INC.
                            (a Delaware corporation)

                                  $100,000,000

                          8 1/2% Senior Notes due 2007

                               PURCHASE AGREEMENT

Dated: September 23, 1997

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
                               TABLE OF CONTENTS


PURCHASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         SECTION 1.   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . .  3

             (a)      Representations and Warranties by the Company and the Guarantor . . . . . .  3
                      (i)       Similar Offerings . . . . . . . . . . . . . . . . . . . . . . . .  3
                      (ii)      Offering Memorandum . . . . . . . . . . . . . . . . . . . . . . .  3
                      (iii)     Independent Accountants . . . . . . . . . . . . . . . . . . . . .  4
                      (iv)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  4
                      (v)       No Material Adverse Change in Business  . . . . . . . . . . . . . .4
                      (vi)      Good Standing of the Company  . . . . . . . . . . . . . . . . . .  4
                      (vii)     Good Standing of Subsidiaries . . . . . . . . . . . . . . . . . .  5
                      (viii)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . .  5
                      (ix)      Authorization of Agreements . . . . . . . . . . . . . . . . . . .  6
                      (x)       Authorization of the Indenture  . . . . . . . . . . . . . . . . .  6
                      (xi)      Authorization of the Securities and the Guarantees  . . . . . . .  6
                      (xii)     Description of the Securities, the Guarantees and the Indenture .  7
                      (xiii)    Absence of Defaults and Conflicts . . . . . . . . . . . . . . . .  7
                      (xiv)     Absence of Labor Disputes . . . . . . . . . . . . . . . . . . . .  8
                      (xv)      Absence of Proceedings  . . . . . . . . . . . . . . . . . . . . .  9
                      (xvi)     Possession of Intellectual Property . . . . . . . . . . . . . . .  9
                      (xvii)    Absence of Further Requirements . . . . . . . . . . . . . . . . .  9
                      (xviii)   Possession of Licenses and Permits  . . . . . . . . . . . . . . . 10
                      (xix)     Title to Property . . . . . . . . . . . . . . . . . . . . . . . . 10
                      (xx)      Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                      (xxi)     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                      (xxii)    Stabilization or Manipulation . . . . . . . . . . . . . . . . . . 11
                      (xxiii)   Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                      (xxiv)    Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . 12
                      (xxv)     Registration Rights . . . . . . . . . . . . . . . . . . . . . . . 13
                      (xxvi)    Accounting Controls . . . . . . . . . . . . . . . . . . . . . . . 13
                      (xxvii)   Investment Company Act  . . . . . . . . . . . . . . . . . . . . . 13
                      (xxviii)  Rule 144A Eligibility . . . . . . . . . . . . . . . . . . . . . . 13
                      (xxix)    No General Solicitation . . . . . . . . . . . . . . . . . . . . . 13
                      (xxx)     No Registration Required  . . . . . . . . . . . . . . . . . . . . 14
                      (xxxi)    No Directed Selling Efforts . . . . . . . . . . . . . . . . . . . 14
                      (xxxii)   PORTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

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
             (b)      Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . 14

         SECTION 2.   Sale and Delivery to Initial Purchasers; Closing  . . . . . . . . . . . . . 15

             (a)      Securities and Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . 15
             (b)      Payment     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
             (c)      Qualified Institutional Buyer . . . . . . . . . . . . . . . . . . . . . . . 15
             (d)      Denominations; Registration . . . . . . . . . . . . . . . . . . . . . . . . 16

         SECTION 3.   Covenants of the Company and the Guarantor  . . . . . . . . . . . . . . . . 16

             (a)      Offering Memorandum . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
             (b)      Notice and Effect of Material Events  . . . . . . . . . . . . . . . . . . . 16
             (c)      Amendment to Offering Memorandum and Supplements  . . . . . . . . . . . . . 17
             (d)      Qualification of Securities and Guarantees for
                      Offer and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
             (e)      Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
             (f)      Rating of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
             (g)      Rule 144A Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
             (h)      Restriction on Resales  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
             (i)      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
             (j)      Restriction on Sale of Securities . . . . . . . . . . . . . . . . . . . . . 18
             (k)      DTC Clearance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
             (l)      Legends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
             (m)      Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . 19
             (n)      Periodic Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

         SECTION 4.   Payment of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

             (a)      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
             (b)      Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . 20

         SECTION 5.   Conditions of Initial Purchasers' Obligations   . . . . . . . . . . . . . . 20

             (a)      Opinion of Counsel for the Company and the Guarantor  . . . . . . . . . . . 20
             (b)      Opinion of Counsel for the Initial Purchasers   . . . . . . . . . . . . . . 20
             (c)      Officers' Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             (d)      Accountant's Comfort Letter and Consent   . . . . . . . . . . . . . . . . . 21
             (e)      Bring-down Comfort Letter   . . . . . . . . . . . . . . . . . . . . . . . . 22
             (f)      Maintenance of Rating   . . . . . . . . . . . . . . . . . . . . . . . . . . 22
             (g)      PORTAL 22
             (h)      Chief Financial Officer's Certificate   . . . . . . . . . . . . . . . . . . 22
             (i)      Registration Rights Agreement and Indenture   . . . . . . . . . . . . . . . 22
             (j)      Bank Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22





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
             (k)      Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . 22
             (l)      Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . 23

         SECTION 6.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

             (a)      Indemnification of Initial Purchasers  . . . . . . . . . . . . . . . . 23
             (b)      Indemnification of Company, Guarantor and Directors  . . . . . . . . . 24
             (c)      Actions against Parties; Notification  . . . . . . . . . . . . . . . . 24
             (d)      Settlement without Consent if Failure to Reimburse . . . . . . . . . . 25

         SECTION 7.   Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

         SECTION 8.   Representations, Warranties and Agreements to Survive
                      Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

         SECTION 9.   Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . 27

             (a)      Termination; General . . . . . . . . . . . . . . . . . . . . . . . . . 27
             (b)      Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

         SECTION 10.  Default by One or More of the Initial Purchasers . . . . . . . . . . . 28

         SECTION 11.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

         SECTION 12.  Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

         SECTION 13.  Governing Law and Time  . . . . . . . . . . . . . . . . . . . . . . . 29

         SECTION 14.  Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . 30

Schedule A--Initial Purchasers
Schedule B--Subsidiaries
Schedule C--Securities

Exhibit A--Form of Opinion
Exhibit B--Form of Comfort Letter





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                                  $100,000,000

                                ZALE CORPORATION
                            (a Delaware corporation)

                              ZALE DELAWARE, INC.
                            (a Delaware corporation)

                               PURCHASE AGREEMENT


                                                              September 23, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Goldman, Sachs & Co.
BancBoston Securities Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         Zale Corporation, a Delaware corporation (the "Company"), and Zale Delaware, Inc., a Delaware corporation (the "Guarantor"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $100,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes due 2007 (the "Securities"). The Company's obligations under the Securities will be guaranteed (the "Guarantees") by the Guarantor. The Securities and the Guarantees are to be issued pursuant to an indenture dated as of September 30, 1997 (the "Indenture") among the





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Company, the Guarantor and Bank One, N.A., as trustee (the "Trustee").
Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Guarantor, the Trustee and DTC.

         The Company and the Guarantor understand that the Initial Purchasers propose to make an offering of the Securities and the Guarantees on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities and the Guarantees to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities and the Guarantees are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Guarantees and the Indenture, investors that acquire Securities and Guarantees may only resell or otherwise transfer such Securities and Guarantees if such Securities and Guarantees are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

         The Company and the Guarantor have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated September 9, 1997 (the "Preliminary Offering Memorandum") and have prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated September 23, 1997 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of, purchases of, or offering of, the Securities and the Guarantees. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including any documents incorporated therein by reference, which has been prepared and delivered by the Company and the Guarantor to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities and the Guarantees.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing





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of any document under the Securities Exchange Act of 1934 (the "1934 Act")
which is incorporated by reference in the Offering Memorandum.

         The holders of the Securities and the Guarantees will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Company, the Guarantor and the Initial Purchasers, pursuant to which the Company will agree to file, within 35 days of the Closing Time, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the 1933 Act.

          SECTION 1.      Representations and Warranties.

         (a) Representations and Warranties by the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Initial Purchaser as follows:

                 (i) Similar Offerings. The Company and the Guarantor and their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act) have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities and the Guarantees in a manner that would require the Securities or the Guarantees to be registered under the 1933 Act.

                  (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company and the Guarantor in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum. The documents incorporated by reference or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied or will comply in all material respects with the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent certified public accountants with respect to the Company, the Guarantor and their respective subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                 (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum and the documents incorporated by reference therein present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statements of income, stockholders' investment and cash flows of the Company and its consolidated Subsidiaries for the periods specified; except as otherwise disclosed therein, said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum and the documents incorporated by reference therein present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum and the documents incorporated by reference therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities, and the DTC Agreement and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and collectively the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by- laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. All of the Subsidiaries of the Company are listed on Schedule B attached hereto.

                  (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company was at the date indicated in the Offering Memorandum in the table at page F-6 entitled "Zale Corporation and Subsidiaries-Consolidated Statements of Stockholders' Investment" under the column labeled "Number of Common Shares Outstanding" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of the Subsidiaries is a party.

                  (ix) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor. The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and as of the Closing Time will have been duly executed and delivered by the Company and the Guarantor and will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The DTC Agreement has been duly authorized by the Company and as of the Closing Time will have been duly executed and delivered by the Company and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xi) Authorization of the Securities and the Guarantees. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be in the form contemplated by, and entitled to the benefits of, the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Guarantees have been duly authorized by the Guarantor and, at the Closing Time, will have been duly executed by the Guarantor and will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Securities have been duly authorized by the Company and the Guarantor and, when executed and authenticated and issued and delivered by the Company and the Guarantor in exchange for the Securities and the Guarantees pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xii) Description of the Securities, the Guarantees and the Indenture. The Securities, the Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers. The Exchange Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum and the Registration Statement (as defined in the Registration Rights Agreement) at the time it becomes effective. There are no contracts or documents which are required to be described in a registration statement on Form S-1 under the 1933 Act which have not been described in the Offering Memorandum.

                  (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets or properties, except in each case for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees, the Exchange Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Guarantor in connection with the transactions contemplated hereby or thereby or in connection with the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company and the Guarantor with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

                  (xiv) Absence of Labor Disputes. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company and the Guarantor, is imminent, and the Company and the Guarantor are not aware of any existing or imminent labor disturbance by the employees of any of their or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation, in each case before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Guarantor, threatened, against or affecting the Company or any Subsidiary thereof which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, singly or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of the Subsidiaries or the consummation of this Agreement or the performance by the Company and the Guarantor of their respective obligations hereunder or under the Securities, the Guarantees or the Exchange Securities. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Possession of Intellectual Property. The Company and the Subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Guarantor of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Guarantees hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees, the Exchange Securities or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Subsidiaries in connection with the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds").

                  (xviii) Possession of Licenses and Permits. The Company and the Subsidiaries possess all governmental permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them respectively; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Company or the Guarantor, pending or threatened actions, suits, claims or proceedings against the Company or any Subsidiary before any court, governmental agency or body or otherwise that, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xix) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or
         (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xx) Tax Returns. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

                 (xxi) Solvency. The Company and the Guarantor are, and immediately after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and the Guarantor, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Company or the Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Company or the Guarantor, (B) the present fair salable value of the assets of the Company or the Guarantor is greater than the amount that will be required to pay the probable liabilities of the Company or the Guarantor on its debts as they become absolute and mature, (C) the Company or the Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company or the Guarantor does not have unreasonably small capital.

                  (xxii) Stabilization or Manipulation. Neither the Company nor the Guarantor nor any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Guarantor in order to facilitate the sale or resale of the Securities or the Guarantees. The Company and the Guarantor have not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Securities and the Guarantees other than the Offering Memorandum or other materials, if any, permitted by the 1933 Act and approved by the Representative.

                 (xxiii) Suppliers. No supplier of merchandise to the Company or any of the Subsidiaries has ceased shipments of merchandise to the Company or any of the Subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

                 (xxiv) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, licenses, authorizations and approvals currently required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of the Company or any of the Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or Environmental Laws.

                  (xxv) Registration Rights. There are no holders of securities (debt or equity) of the Company or the Guarantor, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or the Guarantor, who in connection with the issuance, sale and delivery of the Securities, the Guarantees and the Exchange Securities, if any, and the execution, delivery and performance of this Agreement and the Registration Rights Agreement, have the right to request the Company or the Guarantor to register securities held by them under the 1933 Act.

                  (xxvi) Accounting Controls. The Company and its consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxvii) Investment Company Act. Neither the Company nor the Guarantor is, and upon the issuance and sale of the Securities and the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxviii) Rule 144A Eligibility. The Securities and the Guarantees are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxix) No General Solicitation. None of the Company, the Guarantor, any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has engaged or will engage, in connection with the offering of the Securities and the Guarantees, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                  (xxx) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities and the Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                 (xxxi) No Directed Selling Efforts. With respect to those Securities and Guarantees sold in reliance on Regulation S, (A) none of the Company, the Guarantor, any of their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, the Guarantor, any of their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

                 (xxxii) PORTAL. There are no securities of the Company or the Guarantor which are of the same class as the Securities or the Guarantees that are listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a United States automated interdealer quotation system. The Company and the Guarantor have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities and the Guarantees will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or any of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.




         SECTION 2.       Sale and Delivery to Initial Purchasers; Closing.

         (a) Securities and Guarantees. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and the Guarantor, at the price set forth in Schedule C, the aggregate principal amount of Securities (including the Guarantees) set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities (including the Guarantees) which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities and the Guarantees shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, or at such other place as shall be agreed upon by the Representative, the Company and the Guarantor at 9:00 A.M. (New York Time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Company and the Guarantor (such time and date of payment and delivery being herein called the "Closing Time").

         Payment shall be made to the Company and the Guarantor by wire transfer of immediately available funds to a bank account designated by the Company and the Guarantor, against delivery to the respective accounts of the Initial Purchasers of certificates for the Securities and the Guarantees to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities and the Guarantees which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities and the Guarantees to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. A certificate or certificates representing the Securities and the Guarantees shall be registered in the name of Cede & Co. pursuant to the DTC Agreement, or physical certificates representing the Securities and the Guarantees shall be registered in the names and denominations requested by the Initial Purchasers, and in either case shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

         (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Guarantor that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor"); (ii) has not and will not solicit offers for, or offer or sell, Securities or Guarantees by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; (iii) will offer and sell the Securities and Guarantees only to (A) institutional investors that are reasonably believed by it to qualify as Qualified Institutional Buyers or (B) non-U.S. persons in offshore transactions in reliance upon Regulation S under the 1933 Act; and
(iv) will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

         (d) Denominations; Registration. Certificates for the Securities (including the Guarantees) shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

         SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant with each Initial Purchaser as follows:

         (a) Offering Memorandum. The Company and the Guarantor, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

         (b) Notice and Effect of Material Events. The Company and the Guarantor will promptly notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or the Guarantor of information relating to the offering of the Securities and the Guarantees with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and
(y) prior to the completion of the placement of the Securities and the Guarantees by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and the Subsidiaries which (i) make any statement in the Offering Memorandum or any document incorporated by reference in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company and the Guarantor, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company and the Guarantor will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

         (c) Amendment to Offering Memorandum and Supplements. The Company and the Guarantor will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Representative on behalf of the Initial Purchasers. Neither the consent of the Representative to, nor the Initial Purchasers' delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

         (d) Qualification of Securities and Guarantees for Offer and Sale. The Company and the Guarantor will use their reasonable efforts to register or qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Securities and the Guarantees; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (e) Integration. The Company and the Guarantor agree that they will not and will cause their affiliates not to make any offer or sale of securities of the Company or the Guarantor of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities and the Guarantees by the Company and the Guarantor to the Initial Purchasers, (ii) the resale of the Securities and the Guarantees by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities and the Guarantees by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

         (f) Rating of Securities. The Company and the Guarantor shall take all reasonable action necessary to enable Standard & Poor's Rating Group ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), to provide their respective credit ratings of the Securities and the Guarantees.

         (g) Rule 144A Information. The Company and the Guarantor agree that, in order to render the Securities and the Guarantees eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities and the Guarantees remain outstanding, they will make available, upon request, to any holder of Securities and Guarantees or prospective purchasers of Securities and Guarantees the information specified in Rule 144A(d)(4), unless the Company and the Guarantor furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information").

         (h) Restriction on Resales. Until the expiration of two years after the original issuance of the Securities and the Guarantees, the Company and the Guarantor will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities and Guarantees which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation.

         (i) Use of Proceeds. The Company and the Guarantor will use the net proceeds received by them from the sale of the Securities and the Guarantees in the manner specified in the Offering Memorandum under "Use of Proceeds."

         (j) Restriction on Sale of Securities. During a period of 120 days from the date of the Offering Memorandum, the Company and the Guarantor will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or guarantees of debt securities of the Company, or file a registration statement under the 1933 Act with respect to the foregoing (other than borrowings under the Company's revolving bank credit agreement, the Securities, the Guarantees and the Exchange Securities and other than the filing of an Exchange Offer Registration Statement or a Shelf Registration Statement pursuant to the Registration Rights Agreement). Notwithstanding the foregoing, the Company may issue pursuant to the Indenture and sell up to $25,000,000 of additional Notes (and related Guarantees) to the Initial Purchasers, if the Company, the Guarantor and the Initial Purchasers so agree at such time in their individual sole discretion, which will have the same terms (including interest rate) and shall be of the same series as the Notes originally issued and sold hereunder, during the period from the date hereof until the 30th day after the date hereof, pursuant to a separate Purchase Agreement containing substantially the same terms as this Agreement (including the same allocation among Initial Purchasers and Initial Purchaser discount), at a purchase price per Note to be determined at the time of sale; provided, however, that the Company may not sell such additional Notes unless the Company's Revolving Bank Credit Agreement has been amended to permit the incurrence of such additional indebtedness represented by such additional Notes.

         (k) DTC Clearance. The Company and the Guarantor will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities and the Guarantees to be eligible for clearance and settlement through DTC.

         (l) Legends. Each certificate for a Security (including the Guarantee) will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (m) Interim Financial Statements. Prior to the Closing Time, the Company shall furnish to the Initial Purchasers copies of any unaudited interim financial statements of the Company, promptly after they have been completed, for any periods subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

         (n) Periodic Reports. For a period of three years after the Closing Time, the Company and the Guarantor will furnish to the Initial Purchasers copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company and the Guarantor generally to the holders of the Securities and the Guarantees or to security holders of its publicly issued securities generally.

         SECTION 4.       Payment of Expenses.

         (a) Expenses. The Company and the Guarantor, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering

Memorandum and the Registration Statement (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, including the preliminary prospectuses and the prospectus to be contained in the Registration Statement, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees,
(iii) the preparation, issuance and delivery of the certificates for the Securities and the Guarantees to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's and the Guarantor's counsel, accountants and other advisors, (v) the qualification of the Securities and the Guarantees under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees, (vii) any fees payable in connection with the rating of the Securities and the Guarantees and the listing of the Securities and the Guarantees with the Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") market, and (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and the Guarantees.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Company and the Guarantor, jointly and severally, shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

         SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Opinion of Counsel for the Company and the Guarantor. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Troutman Sanders LLP, counsel for the Company and the Guarantor, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request. Troutman Sanders LLP will rely on Fried, Frank, Harris, Shriver & Jacobson with respect to matters governed by New York law.

         (b) Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to certain matters set forth in paragraphs (i), (ii), (vi) through (x), inclusive, (xiv) (solely as to the information in the Offering Memorandum under "Description of the Notes") and the third from the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantor and the Subsidiaries and certificates of public officials.

         (c) Officers' Certificate. At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, including the documents incorporated by reference therein, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and of the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, except to the extent expressly disclosed in the Preliminary Offering Memorandum; (iii) the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Company and the Guarantor in Section 1 shall be accurate and true and correct as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

         (d) Accountant's Comfort Letter and Consent. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representative or to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum and in the form of Exhibit B attached hereto. Arthur Andersen LLP shall include either in such letter or in a separate writing a consent to the inclusion of its report in the Offering Memorandum and to the reference to it under the caption "Independent Public Accountants" in the Offering Memorandum.

         (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (f) Maintenance of Rating. At the Closing Time, the Securities and the Guarantees shall be rated at least Ba3 by Moody's and BB by S&P, and the Company and the Guarantor shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities and the Guarantees have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities and the Guarantees or any of the Company's and the Guarantor's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities and the Guarantees or any of the Company's and the Guarantor's other debt securities.

         (g) PORTAL. At the Closing Time, the Securities and the Guarantees shall have been designated for trading on PORTAL.

         (h) Chief Financial Officer's Certificate. At the Closing Time, the Initial Purchasers shall have received a certificate of the principal financial officer of the Company and the Guarantor as to certain agreed upon accounting matters.

         (i) Registration Rights Agreement and Indenture. The Company and the Guarantor shall have duly authorized, executed and delivered the Registration Rights Agreement and the Indenture in a form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

         (j) Bank Consent. The Company and the Guarantor shall have obtained a valid consent and amendment from the lenders under the Company's and the Guarantor's Revolving Credit Agreement, dated as of March 31, 1997, in form and substance satisfactory to the Initial Purchasers.

         (k) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities and the Guarantees as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.       Indemnification.

         (a) Indemnification of Initial Purchasers. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto (including any document incorporated by reference into the Preliminary Offering Memorandum or Final Offering Memorandum)), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto); provided, further, however, that the Company and the Guarantor will not be liable to any Initial Purchasers or any person controlling such Initial Purchasers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that the Company and the Guarantor shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted solely from the fact that such Initial Purchaser sold Securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Final Offering Memorandum (as amended or supplemented) if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution of the Final Offering Memorandum in a timely manner) to the Initial Purchaser and the loss, liability, claim, damage or expense of such Initial Purchaser resulted solely from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum..

         (b) Indemnification of Company, Guarantor, and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantor and their directors, any executive officer of the Company and the Guarantor who would be required to sign the Offering Memorandum if it were a registration statement on Form S-1, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum or any amendment or supplement thereto.

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 7.       Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand from the offering of the Securities and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities and the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities and the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities and the Guarantees.

         The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities (including the Guarantees) sold by it were distributed to the subsequent purchasers thereof exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and the Guarantor, any executive officer of the Company and the Guarantor who would be required to sign the Offering Memorandum if it were a registration statement on Form S-1, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities (including the Guarantees) set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of the Securities (including the Guarantees) to the Initial Purchasers.

         SECTION 9.       Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Guarantor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except to the extent expressly disclosed in the Preliminary Offering Memorandum, or (ii) if there shall have occurred a downgrading in the rating assigned to the Securities or the Guarantees or any of the Company's or the Guarantor's other debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the

Securities, the Guarantees or any of the Company's or Guarantor's other debt securities or guarantees of debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or the Guarantees or to enforce contracts for the sale of the Securities or the Guarantees, or (iv) if trading in any securities of the Company or the Guarantor has been suspended or limited by the Commission or the NASDAQ National Market System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative, the Company or the Guarantor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Amy Lane, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; notices to the Company or the Guarantor shall be directed to them at 901 West Walnut Hill Lane, Irving, Texas 75038-1003, attention of Alan P. Shor, Esq., with a copy to Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, attention of James L. Smith, III, Esq.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities and Guarantees from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law And Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY HEREIN REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

                                      Very truly yours,

                                      ZALE CORPORATION

                                      By    /s/ STEPHEN C. MASSANELLI
                                         ------------------------------------
                                         Name:  Stephen C. Massanelli
                                         Title: Senior Vice President and
                                                Treasurer


                                      ZALE DELAWARE, INC.

                                      By /s/    STEPHEN C. MASSANELLI
                                         ------------------------------------
                                         Name:  Stephen C. Massanelli
                                         Title: Senior Vice President and
                                                Treasurer


CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
GOLDMAN, SACHS & CO.
BANCBOSTON SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

  By /s/ LANI MARTIN
    ---------------------------------------
             Authorized Signatory

  For itself and the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A

                                                                   Principal
                                                                   Amount of
                                                                  Securities
                                                                  ----------
         Name of Initial Purchaser
         -------------------------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated . . . . . . . . . . . . . . . . . . . . . . $60,000,000

Goldman, Sachs & Co.... . . . . . . . . . . . . . . . . . . . . . $30,000,000

BancBoston Securities Inc.... . . . . . . . . . . . . . . . . . . $10,000,000

          Total . . . . . . . . . . . . . . . . . .. . . . . . . $100,000,000
                                                                  ============

                                   SCHEDULE B

                                  Subsidiaries

Zale Delaware, Inc.
Diamond Funding Corp.
Zale Acquisition Corporation
Jewel Recovery, Inc.
Jewel Recovery, L.P.
JHC Holding Corporation
Zale Holding Corporation
ZHCL Corporation

Zale Puerto Rico, Inc.
Dobbins Jewelers, Inc.
Jewelers Financial Services, Inc.
Zale Life Insurance Company
Zale Indemnity Company
Diamond Guaranty Insurance Company
Jewel Re-Insurance Company
Jewel Re-Insurance Ltd.
Zale Employees Child Care Association, Inc.
Karten's Jewelers, Inc.
Zale Funding Trust
Jewelers National Bank

                                   SCHEDULE C

                                ZALE CORPORATION

                   $100,000,000 8 1/2% Senior Notes due 2007

         1. The initial offering price of the Securities (including the Guarantees) shall be 99.53% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Initial Purchasers for the Securities and the Guarantees shall be 97.53% of the principal amount thereof.

         3.      The interest rate on the Securities shall be 8 1/2% per annum.

         4. The interest payment dates of the Securities shall be April 1 and October 1 of each year, commencing April 1, 1998.

         5. The Securities will be subject to redemption at any time on or after October 1, 2002, at the option of the Company, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 1 of the years indicated below:

                                                               Redemption
                          Year                                    Price
                          ----                                   -------
                          2002                                  104.250%
                          2003                                  102.833%
                          2004                                  101.417%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

         6. At any time or from time to time on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 30% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 70% of the aggregate principal amount of the Securities (including any Additional Notes (as defined in the Offering Memorandum)) originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

                                                                       Exhibit A
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Goldman, Sachs & Co.
BancBoston Securities Inc.
 As the Initial Purchasers
c/o Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, New York 10128

                 Re:      Zale Corporation

Ladies and Gentlemen:

         We have acted as counsel to Zale Corporation, a Delaware corporation (the "Company"), and Zale Delaware, Inc., a Delaware corporation (the "Guarantor"), in connection with: (i) the issuance by the Company of $100,000,000 aggregate principal amount of its Senior Notes due 2007 (the "Securities"), pursuant to an Indenture dated as of September 30, 1997 among the Company, the Guarantor and Bank One, N.A., as trustee (the "Indenture");
(ii) the sale of the Securities pursuant to the Purchase Agreement dated September 23, 1997 (the "Purchase Agreement") among the Company, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and BancBoston Securities Inc. (the "Initial Purchasers"); (iii) the Registration Rights Agreement dated as of September 30, 1997 among the Company, the Guarantor and the Initial Purchasers (the "Registration Rights Agreement"); and (iv) the issuance of a guarantee (the "Guarantee") of the Company's obligations under the Securities by the Guarantor pursuant to the terms of the Indenture.

         This opinion is being rendered pursuant to the requirements of Section 5(a) of the Purchase Agreement. Capitalized terms used herein and not othewise defined shall have the meanings ascribed to them in the Purchase Agreement unless the context otherwise requires.

         In arriving at the opinions set forth below, we have examined and relied upon, among other things, the offering memorandum pertaining to the Securities and the Guarantees dated September 23, 1997 (the "Offering Memorandum"), copies of the above-referenced documents and the exhibits and the other documents referred to therein, such certificates of public officials and officers of the Company and such originals or copies, certified or otherwise identified to our satisfaction, of corporate documents and records of the Company and its subsidiaries, and such other information as we have deemed necessary or appropriate for the purposes hereof. In giving this opinion, we are assuming (1) that all documents and instruments examined by us, including the Purchase Agreement, have been duly authorized by all requisite action by each party thereto other than the Company and the Guarantor, and that each such document has been duly executed and delivered by, and is a legal, valid and binding obligation of, said parties and is enforceable against said parties in accordance with its respective terms; (2) that the representations and warranties of the Company and the Guarantor, as set forth in the Purchase Agreement and the Registration Rights Agreement, are true and correct as to all factual matters included therein; and (3) the authenticity of all instruments presented to us as originals, the legal competency of natural persons, the conformity to the originals of all instruments presented to us as copies and the genuineness of all signatures.

         On the basis of the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion, relying as to matters of New York law for purposes of clauses (vii), (viii), (ix) and (x) upon the opinion dated the date hereof rendered to you by Fried, Frank, Harris, Shriver & Jacobson, that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the table at page F-6 entitled "Zale Corporation and Subsidiaries-Consolidated Statements of Stockholders' Investment" under the column labeled "Number of Common Shares Outstanding" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable [(except as to [611,642] shares delivered to the Disbursing Agent pursuant to the Company's Plan of Reorganization under Chapter 11 of the Bankruptcy Code, but not yet delivered to former creditors of the Company who have not yet provided required documentation or whose claims are disputed, as to which we express no opinion or belief]; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (v) Each subsidiary of the Company (including the Guarantor) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim [(except that, with respect to Dobbins Jewelers, Inc. ("Dobbins"), a Guam corporation, for which Title 18, Section 2206 of the Guam Code requires each director of a corporation to own in his own right at least one share of the capital stock of such corporation, [five] shares of common stock of Dobbins are held by directors and former directors of Dobbins)].

          (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company and by the Guarantor.

          (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). We express no opinion as to the validity or binding effect or enforceability of any provision of the Registration Rights Agreement relating to indemnification or contribution.

          (viii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (ix) The Securities and the Guarantees are in the form contemplated by the Indenture, have been duly authorized by the Company and the Guarantor and, when executed by the Company and the Guarantor and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

          (x) The Exchange Securities have been duly authorized by the Company and the Guarantor and, when executed by the Company and the Guarantor and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered in exchange for the Securities and the Guarantees pursuant to the Exchange Offer, will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

          (xi) The Securities, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          (xii) The documents incorporated by reference in the Offering Memorandum (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

          (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company, the Guarantor or any subsidiary is a party, or to which the property of the Company, the Guarantor or any subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or the Guarantor of their respective obligations under the Purchase Agreement, the Securities, the Guarantees or the Exchange Securities.

          (xiv) The information in the Offering Memorandum under "Business-- Litigation," "Risk Factors--Regulation," "Exchange Offer; Registration Rights," "Description of the Notes" and "Description of Certain Indebtedness," to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (xv) All descriptions in the Offering Memorandum and in the documents incorporated by reference therein of contracts and other documents to which the Company, the Guarantor or any of their subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum (if such Offering Memorandum were a prospectus included in a registration statement on Form S-1) and in the documents incorporated by reference therein that are not described or referred to in the Offering Memorandum or in the documents incorporated by reference therein other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

          (xvi) To the best of our knowledge, none of the Company, the Guarantor, or any of their respective subsidiaries is in violation of its charter or by-laws and no default by the Company, the Guarantor or any of their respective subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed or incorporated by reference as an exhibit to any document incorporated by reference therein and which violation or default might reasonably be expected to result in a Material Adverse Effect.

          (xvii) No authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency, domestic or foreign (other than with respect to the obligation imposed by the Registration Rights Agreement to have a registration statement declared effective or under the applicable securities laws of the various state and local jurisdictions in which the Securities and Guarantees will be offered or sold, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or the Guarantor or for the offering, issuance, sale or delivery of the Securities and the Guarantees to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the Purchase Agreement or for the performance by the Company or the Guarantor of their respective obligations thereunder, in connection with the offering, issuance or sale of the Securities and the Guarantees or the consummation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees and the Exchange Securities (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds").

          (xviii)         It is not necessary in connection with the offer,
sale and delivery of the Securities and Guarantees to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities and Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

          (xix) The execution, delivery and performance by the Company and the Guarantor of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees and the Exchange Securities, the consummation of the transactions contemplated in the Purchase Agreement (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds"), and compliance by the Company and the Guarantor with their respective obligations under the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, the Securities, the Guarantees and the Exchange Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor or any of their respective subsidiaries pursuant to, any agreement listed as an exhibit to the Company's Form 10-K for the year ended July 31, 1997 or any other material contract, indenture, mortgage, deed of trust, loan or credit agreement, note or lease, nor will such action result in any violation of the provisions of the charter or by-laws or other constituent documents of the Company or the Guarantor or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of their subsidiaries.

          (xx) Neither the Company nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement (except for the financial statements, notes and schedules and other financial data and supplemental schedules included or incorporated by reference therein, as to which we express no belief), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the general corporate law of the State of Delaware, the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This opinion is based upon the state of facts and law as in existence on the date hereof and we disclaim any obligation to provide notice of any changes with respect thereto.


                                        Very truly yours,




                                        TROUTMAN SANDERS LLP

                                                                       Exhibit B

         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(d)]


         (1) We are independent public accountants with respect to the Company and the Guarantor within the meaning of the Securities Act of 1933, as amended (the "1933 Act") and the published rules and regulations thereunder.

         (2) In our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

         (3) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and board of directors and committees of the board of directors of the Company and the Guarantor and their subsidiaries since January 1, 1997, inquiries of certain officials of the Company and the Guarantor and their subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                          (A) at August 31, 1997 and a specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock of the Company and its subsidiaries or any decrease in the total assets, working capital or total stockholders' investment of the Company and its subsidiaries on a consolidated basis or any increase in the long term debt of the Company and its subsidiaries on a consolidated basis, in each case as compared with amounts shown in the latest consolidated balance sheet included in the Offering Memorandum, except in each case for changes, decreases or increases that the Offering Memorandum discloses have occurred or may occur; or

                          (C) for the period from August 1, 1997 to August 31, 1997, and from August 1, 1997 to a specified date not more than three business days prior to the date of this Agreement, there was any decrease in net sales, operating earnings, earnings before extraordinary item or net earnings, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Offering Memorandum discloses have occurred or may occur.

         (4) Based upon the procedures set forth in clauses (2) and (3) above and a reading of the Selected Financial Data included in the Offering Memorandum and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Offering Memorandum do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Offering Memorandum from which certain of such data were derived are not in conformity with generally accepted accounting principles.

         (5) We have compared the information included or incorporated by reference in the Offering Memorandum under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K.

         (6) In addition to the procedures referred to in clause (2) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Offering Memorandum and in documents incorporated by reference therein, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

         (7) We hereby consent to the use in the Offering Memorandum of our report dated September 3, 1997 relating to the audited financial statements of the Company which appear in such Offering Memorandum. We also consent to the reference to us under the heading "Independent Auditors" in such Offering Memorandum.





                                    - ii -